EX-99.906CERT

CERTIFICATION

Vita Nelson, President, and David Fish, Treasurer of The MP 63 Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

(principal executive officer)

(principal financial officer)

The MP 63 Fund, Inc.

The MP 63 Fund, Inc.

/s/ Vita Nelson

/s/ David Fish

Vita Nelson

David Fish

Date April 26, 2017

Date: April 26, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The MP 63 Fund, Inc. and will be retained by The MP 63 Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.